SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PITTWAY CORP DEL

          GAMCO INVESTORS, INC.
                                 1/05/00              600-           44.8125
                                12/27/99            3,000-           44.6875
                                12/22/99            5,000-           44.8750
                                12/21/99            1,100-             *DO
                                12/20/99            6,500-           44.8125
                                11/05/99              400-             *DO
          GABELLI FUNDS, LLC.
               THE GABELLI EQUITY TRUST,INC.
                                12/28/99           10,000-           44.8235
                                12/27/99            5,000-           44.8235
                                12/22/99           83,000-           44.8235
                                12/20/99           50,000            44.9875
                                12/20/99           12,000-           44.8485
                                12/20/99          100,000-           44.8235
                                12/20/99           50,000-           44.8860
                                12/14/99            2,000            29.3000
               THE GABELLI CAPITAL ASSET FUND
                                 1/05/00            3,000-           44.7610















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.